Matrix  Pharmaceutical,  Inc.  v.  Chubb  Custom  Ins.  Co.,  et al.  Settlement
Agreement

                            SETTLEMENT AGREEMENT AND
                          RELEASE IN FULL OF ALL CLAIMS


         This Settlement Agreement and Release in Full of All Claims ("Agreement") is made and entered into this 3rd day of April, 1998 by, between and among Matrix Pharmaceutical Company, Inc. (hereinafter "Matrix"), Chubb Custom Insurance Company and Vigilant Insurance Company (hereinafter "Defendants") (collectively "the Parties"), with reference to the following facts, representations, warranties and promises:


                                   WITNESSETH


         WHEREAS, Matrix brought suit against Defendants in the matter filed in the Alameda County Superior Court-Hayward Division, case no. H-192476 9, entitled Matrix Pharmaceutical, Inc. v. Chubb Custom Insurance Company, et al. (hereinafter "the Case"); and

         WHEREAS, Defendants appeared through their counsel of record; and

         WHEREAS, the Case arose from Defendants' denial of coverage under insurance policies issued by Defendants to Matrix; and

         WHEREAS, Defendants vigorously deny that they did anything wrong, have any liability under any theory whatsoever, or so caused Matrix's damages, and that by entering into this agreement, Defendants do not concede they have any liability for any claims brought or which could have been brought by Matrix, and specifically deny any liability whatsoever for Matrix's claims; and

         WHEREAS,  the  Parties  desire  to  avoid  the  expense,   burden,  and
uncertainty of continued litigation; and

         WHEREAS, the Parties reached a compromise during a two-part mediation before Justice Harry W. Low of JAMS Endispute in San Francisco on March 3, 1998 and April 3, 1998.

         NOW THEREFORE, it is hereby agreed among the Parties as follows:

         1. In consideration of (1) the total payment by Defendants to Matrix in the amount of Four Million Dollars ($4,000,000.00) to occur on or before April 13, 1998 and (2)


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Matrix  Pharmaceutical,  Inc.  v.  Chubb  Custom  Ins.  Co.,  et al.  Settlement
Agreement


the return by Defendants, its lawyers and consultants of all of the documents (including electronic data and those used as exhibits) Defendants obtained relating to the underlying lawsuit, entitled Collagen Corporation v. Matrix Pharmaceutical, Inc., Santa Clara County Superior Court, case no. CV 746197, to Matrix's counsel, Brobeck, Phleger & Harrison, LLP, to occur on or before April 20, 1998. The receipt of and adequacy of the consideration described herein is hereby acknowledged as an accord and satisfaction, and Matrix agrees that its claims, in their entirety, as asserted against Defendants, may and shall be dismissed with prejudice and without any further cost to either party.

         2. Matrix, its successors, assigns, representatives, agents, employees, attorneys, and any person or persons acting by, through or for it, hereby fully releases, acquits and forever discharges Defendants, their successors, assigns, officers, directors, representatives, agents, employees, attorneys, insurers, and any person or persons acting by, for or through them from any and all liability, actual or potential, for any and all claims, damages or demands whatsoever in law or in equity which Matrix has, might have asserted, have claimed or now or in the future might claim arose from or in connection with the Collagen Action.;

         3. With respect to the claims released herein, Matrix and Defendants each expressly waive any rights or benefits available to them under the provisions of California Civil Code Section 1542, which provides as follows:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected the settlement with the debtor.

         4. It is understood and agreed that this is a full and final release of any and all claims and that the parties agree that it shall apply to all unknown, unanticipated, unsuspected, and undisclosed claims, demands, liabilities, actions, or causes of action, as well as those which are now known, anticipated, suspected or disclosed.

         5. This Agreement is made and entered into as a free and voluntary act, and has been done only after Matrix consulted with its attorneys, Brobeck, Phleger & Harrison, LLP,

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Matrix  Pharmaceutical,  Inc.  v.  Chubb  Custom  Ins.  Co.,  et al.  Settlement
Agreement


and Defendants consulted with their attorneys, Rudloff Wood & Barrows LLP (and formerly Gordon & Rees).

         6. The Parties agree that any and all actions necessary to secure an immediate dismissal with prejudice of Plaintiff's claims in this lawsuit as against Defendants shall be taken by the Parties and that each party shall bear its own cost and expense incurred in connection with such claims and the dismissal thereof.

         7. The undersigned representatives have full authority to enter into this Agreement.

         8. In the event that any of the terms, conditions or covenants contained in this Agreement are held to be invalid, then such invalidity shall not effect the remaining terms, conditions, or covenants contained herein, all of which shall remain in full force and effect.

         9. This Agreement may be executed in counterparts, all of which shall be considered one and the same document.

         10. The Stipulation for Settlement CCP Section 664.6 executed in Justice Low's presence on April 3, 1998, is attached hereto as an exhibit to this Agreement, however, to the extent that any of its terms conflict with those stated herein. this Agreement shall control.

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Matrix  Pharmaceutical,  Inc.  v.  Chubb  Custom  Ins.  Co.,  et al.  Settlement
Agreement


         11. This Agreement contains the entire agreement between the parties, and the terms of this Release are contractual and not a mere recital.


         Dated this _____________ day of ____________, 1997.


/s/ J R Glynn
---------------------------------
MATRIX PHARMACEUTICAL, INC.

by J R Glynn,  its Chief Operating Officer.
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   print name                title


---------------------------------
CHUBB CUSTOM INSURANCE COMPANY

by           , its
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---------------------------------
VIGILANT INSURANCE COMPANY

by           , its
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